                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 MARCH 27, 2000

                         Commission File Number- 0-29768

                                24/7 MEDIA, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                    13-3995672
(State or other jurisdiction of             (I.R.S. Employer
                        Identification No.)
             incorporation or organization)

                                  1250 BROADWAY
                                   28TH FLOOR
                               NEW YORK, NEW YORK
                                      10001
                    (Address of principal executive offices)

                    Registrant's number, including area code:
                                 (212) 231-7100

ITEM 2. ACQUISITION OF ASSETS

     This Form 8-K/A amends the Current Report of 24/7 Media, Inc. on Form 8-K filed on January 13, 2000 to incorporate Item 7 (a), the Financial Statements of Business Acquired.

     On January 10, 2000, 24/7 Media, Inc. (the "24/7 Media" or the "Company") announced the acquisition of IMAKE Software and Media Divisions ("IMAKE"), a privately-held Maryland close corporation for approximately $29.3 million, excluding contingent considerations of approximately $41.0 million. IMAKE is a provider of technology products that facilitate the convergence of Internet technologies with broadband video programming. On January 13, 2000, we acquired all of the issued and outstanding shares of capital stock of IMAKE in a merger transaction whereby a subsidiary of 24/7 Media was merged with and into IMAKE. 24/7 Media also assumed all of the outstanding stock options of IMAKE under our 1998 stock incentive plan.

     Pursuant to the Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran (the "Merger Agreement"), in exchange for all of the outstanding shares of IMAKE, 24/7 Media exchanged approximately 400,000 shares of its common stock, par value $.01 per share (the "24/7 Common Stock"). An additional 880,000 shares are expected to be distributed based on the achievement of certain revenue targets, as defined. In addition, for separate consideration, the Company awarded grants of 134,000 shares of restricted stock to the employees of IMAKE. An additional 26,000 restricted shares are expected to be issued upon the achievement of those same revenue targets. 24/7 Media also assumed all of the outstanding stock options of IMAKE employees valued at approximately $9.9 million. In the transaction, 24/7 Media assumed net liabilities of approximately $335,000. 24/7 Media also incurred transaction costs of approximately $750,000. For accounting purposes the effective date of the merger is January 1, 2000.

     The consideration payable by 24/7 Media pursuant to the Merger Agreement was determined as a result of negotiations by and between 24/7 Media and IMAKE. The net liabilities of IMAKE assumed by 24/7 Media as a result of the meger transaction consisted primarily of equipment other physical property and short term liabilities. The assets are used in connection with the operation of IMAKE's technology services. 24/7 Media intends to operate the business and use the assets as previously operated and used by IMAKE, provided that changing business conditions or strategic plans may lead to changes in IMAKE's operations in the future.

     The Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran was filed with the Current Report on Form 8-K on January 13, 2000 as Exhibit 2.1 and is incorporated herein by reference.

     The press release dated January 10, 2000 was filed with the Current Report on Form 8-K on January 13, 2000 as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Reference is made to the audited financial statements of IMAKE required by this Form 8-K/A as listed under the heading Financial Statements of IMAKE.

(b) Reference is made to the pro forma financial statements of 24/7 Media, Inc. required by this Form 8-K/A as listed under the heading Unaudited Pro Forma Combined Financial Statements.

(c)  EXHIBITS.

     2.1 Agreement and Plan of Merger dated as of December 31, 1999 among 24/7 Media, Mercury Holding Company, IMAKE, IMAKE Consulting, Inc., Mark Schaszberger and Trami Tran. (filed as Exhibit 2.1to 24/7 Media, Inc.'s Current Report on Form 8-K for an event dated January 10, 2000 and incorporated herein by reference)

     23.1 Consent of KPMG LLP

     99.1 Press Release, dated January 10, 2000, regarding IMAKE (filed as
          Exhibit 99.1 to 24/7 Media, Inc.'s Current Report on Form 8-K for an event dated January 10, 2000 and incorporated herein by reference)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              24/7 MEDIA, INC.

Date: March 28, 2000          By: /s/ Mark E. Moran
                                 ------------------
                              Name: Mark E. Moran
                              Title:   Senior Vice President and General Counsel

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
          2.1       Agreement and Plan of Merger, dated December 31, 1999, among
                    24/7 Media, Mercury Holding Company, IMAKE, IMAKE
                    Consulting, Inc., Mark Schaszberger, and Trami Tran.
                    (incorporated herein by reference to the Current Report on
                    Form 8K)

          23.1      Consent of KPMG LLP

          99.1      Press Release, dated January 10, 2000, regarding IMAKE.
                    (incorporated herein by reference to the Current Report on Form 8K)


UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combining Balance Sheet as of December 31, 1999 and Unaudited Pro Forma Combining Statement of Operations for the year ended December 31, 1999 illustrate the effect of the merger of IMAKE ("the Merger"). The Unaudited Pro Forma Combining Balance Sheet assumes that the transaction referred to above was completed as of December 31, 1999 and the Unaudited Pro Forma Combining Statement of Operations assumes that the transaction referred to above was completed as of the beginning of the period presented.

Under the terms of the transaction, approximately 400,000 shares of common stock of 24/7 Media were exchanged for all of the outstanding shares of capital stock of IMAKE. The consideration paid by 24/7 Media in connection with the acquisition of approximately $29.3 million consisted of the following;

          - The issuance of approximately 400,000 shares of the Company's common stock valued at approximately $18.7 million;
          -    Fair value of options assumed of $9.9 million;
          -    Estimated transaction costs of $750,000; and
          - The issuance of 134,000 restricted shares to employees valued at $6.3 million not included in the purchase price which is accounted for as deferred compensation.

In addition, 880,000 shares of common stock and 26,000 shares of restricted stock are expected to be issued upon the achievement of certain revenue targets. These amounts are excluded from the purchase price until such revenue targets, as defined, are achieved.

For accounting purposes, 24/7 Media will be deemed to be the surviving corporation in the merger. The pro forma adjustments are based upon currently available information and upon assumptions that management of each of 24/7 Media and IMAKE believes are reasonable. We will account for the merger based upon the estimated fair market value of the net tangible and intangible assets acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Statements represent the preliminary determination of these adjustments based upon available information. We cannot assure that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

The acquisition has been accounted for using the purchase method of accounting, and, accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date. 24/7 Media is in the process of performing an independent valuation of IMAKE. The preliminary allocation of the purchase price may be subject to change depending on the final outcome of the valuation. For pro forma purposes, the Company has assumed that the historical carrying amounts of such assets and liabilities approximated their fair value. A preliminary valuation of in process research and development of $4.7 million in connection with the acquisition of IMAKE is based on an independent appraisal which determined that the e.merge technology acquired from IMAKE had not been fully developed at the date of acquisition. As a result, the Company will be required to incur additional costs to successfully develop and integrate the e.merge platform. The remaining purchase price in excess of the liabilities assumed was allocated to workforce and goodwill. The allocation to workforce was approximately $1.0 million, and will be amortized over two years. The allocation to goodwill was approximately $23.9 million and will be amortized over its expected period of benefit of four years.

The Unaudited Pro Forma Combining Financial Statements are for informational purposes and are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of 24/7.

Media and IMAKE, together with the related notes thereto. We have included the historical financial statements of IMAKE elsewhere in this document.

                                24/7 MEDIA, INC.
                  UNAUDITED PRO FORMA COMBINING BALANCE SHEETS
                             AS OF DECEMBER 31, 1999

                                                                  24/7 MEDIA      IMAKE        PRO FORMA          PRO FORMA
                                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS         COMBINED
                                                                 -------------  -----------   ------------      -------------
                                 ASSETS
Current Assets:
  Cash and cash equivalents ....................................  $ 42,786,000     $ 87,000   $          -       $ 42,873,000
  Accounts receivable, net .....................................    34,004,000      885,000              -         34,889,000
  Prepaid expenses and other current assets ....................     4,846,000       48,000              -          4,894,000
  Deferred taxes                                                                    507,000       (507,000) 4)              -
                                                                 -------------  -----------   ------------      -------------
               Total current assets ............................    81,636,000    1,527,000       (507,000)        82,656,000
                                                                 -------------  -----------   ------------      -------------

Property and equipment, net ....................................    18,595,000      622,000              -         19,217,000
Intangible assets, net .........................................    62,398,000            -     24,945,000  1)     87,343,000
Investments ....................................................   366,630,000            -              -        366,630,000
Deferred cost of partner agreements ............................     4,260,000            -                         4,260,000
Other assets ...................................................       493,000            -              -            493,000
                                                                 -------------  -----------   ------------      -------------
                Total assets ................................... $ 534,012,000  $ 2,149,000   $ 24,438,000      $ 560,599,000
                                                                 =============  ===========   ============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable .............................................  $ 24,504,000      262,000              -       $ 24,766,000
  Due to affiliates ............................................             -       40,000              -             40,000
  Income tax liability..........................................             -      208,000              -            208,000
  Current installments of capital leases .......................        49,000            -              -             49,000
  Deferred revenue .............................................     2,019,000    1,717,000              -          3,736,000
  Accrued liabilities ..........................................    13,875,000      253,000        750,000  1)     14,878,000
                                                                 -------------  -----------   ------------      -------------
              Total current liabilities ........................    40,447,000    2,480,000        750,000         43,677,000
                                                                 -------------  -----------   ------------      -------------

Obligations under capital leases ...............................        13,000            -              -             13,000
Deferred tax liability .........................................    95,656,000        4,000              -         95,660,000
Minority interest ..............................................       105,000            -              -            105,000

Commitments and contingencies

Stockholders' equity:
   Common Stock ................................................       224,000            -         14,000  1)        238,000

  Additional paid-in capital ...................................   282,806,000            -     18,650,000  1)    317,604,000
                                                                                                 9,896,000  1)
                                                                                                 6,252,000  1)
  Deferred stock compensation ..................................      (232,000)           -     (6,252,000) 1)     (6,484,000)
  Accumulated other comprehensive income  ......................   194,790,000            -              -        194,790,000
  Accumulated deficit ..........................................   (79,797,000)    (335,000)       335,000  1)    (85,004,000)
                                                                                                (4,700,000) 1)
                                                                                                  (507,000)
                                                                 -------------  -----------   ------------      -------------
           Total stockholders' equity (deficit) ................   397,791,000     (335,000)    23,688,000        421,144,000
                                                                 -------------  -----------   ------------      -------------
           Total liabilities and stockholders' equity (deficit). $ 534,012,000  $ 2,149,000   $ 24,438,000      $ 560,599,000
                                                                 =============  ===========   ============      =============


 See accompanying notes to unaudited pro forma combining financial statements.

                                24/7 MEDIA, INC.
             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                            ----------------------------------------------------------------

                                                             24/7 Media        IMAKE          Pro forma           Pro forma
                                                             Historical      Historical      Adjustments           Combined
                                                            ------------    ------------    ------------        ------------
Total revenues ...........................................  $ 90,011,000    $ 13,849,000    $ (6,086,000) 6)    $ 97,774,000
Cost of revenues .........................................    65,963,000       4,843,000      (2,130,000) 6)      68,676,000
                                                            ------------    ------------    ------------        ------------

                    Gross profit .........................    24,048,000       9,006,000      (3,956,000)         29,098,000
                                                            ------------    ------------    ------------        ------------

Operating expenses:
    Selling, general and administrative...................    50,126,000       3,417,000       2,500,000  5)      56,043,000
    Research and product development .....................     1,891,000         920,000               -           2,811,000
    Amortization of goodwill and other intangible assets..    15,097,000               -       6,486,000  2)      21,583,000
                                                            ------------    ------------    ------------        ------------
                    Total operating expenses .............    67,114,000       4,337,000       8,986,000          80,437,000
                                                            ------------    ------------    ------------        ------------
                    (Loss) income from operations ........   (43,066,000)      4,669,000     (12,942,000)        (51,339,000)

Other income (expense):
Interest income ..........................................     3,093,000          69,000               -           3,162,000
Interest expense .........................................       (68,000)              -               -             (68,000)
                                                            ------------    ------------    ------------        ------------

                    Net (loss) income before
                          minority interest and taxes ....   (40,041,000)      4,738,000     (12,942,000)        (48,245,000)

Provision for income taxes ...............................             -       1,849,000      (1,849,000) 4)               -
Minority interest in loss of
    consolidated subsidiaries ............................      (979,000)              -               -            (979,000)

                                                            ------------    ------------    ------------        ------------
Net (loss) income
    attributable  to common stockholders .................  $(39,062,000)    $ 2,889,000     (11,093,000)       $(47,266,000)
                                                            ============    ============   =============        ============

Net loss attributable
     to commonstockholders- basic and diluted ............  $      (1.96)                                       $      (2.30)
                                                            ============                                        ============

Weighted average common shares outstanding ...............    19,972,446                         534,000  3)      20,506,446
                                                            ============                   =============        ============

 See accompanying notes to unaudited proforma combining financial statements.

                                24/7 Media, Inc.

           NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

1) Reflects the acquisition by 24/7 Media of IMAKE at January 1, 2000 as follows:

      (i)   the issuance of approximately 400,000 shares of 24/7
            Media for all outstanding shares of capital stock of IMAKE; and the issuance of 134,000 restricted shares to IMAKE employees;

      (ii) the value of options exchanged, with a weighted average exercise price of $46.00, has been determined using the Black-Scholes method assuming 88% volatility, an average risk free interest rate of 6.59%, and an average exercise period of 5 years. Because of the limited history of 24/7 Media as a public company, companies with similar operations were used to estimate volatility in valuing the options;

      (iii) estimated transaction costs of $ 750,000;

      (iv)  the elimination of historical net liabilities assumed;

      (v) 24/7 Media has made a preliminary allocation of excess cost over estimated net liabilities assumed to goodwill and workforce as IMAKE's assets and liabilities are estimated to approximate fair value; and

      (vi) the one time charge relating to in process research and development relating to the e.merge technology of approximately $4.7 million has been recorded as an increase to the accumulated deficit.

The following represents the preliminary allocation of the purchase price:

  (i)  Issuance of Common Stock:

       Shares issued to acquire all IMAKE
       shares outstanding..............................   400,000
       Per share price................................. $   46.66
                                                        ---------

       Value of shares issued..........................           $  18,664,000
 (ii)  Value of options exchanged......................               9,896,000
(iii)  Estimated transaction costs.....................                 750,000
                                                                  -------------
       Purchase Price..................................              29,310,000

(iv)   Add: Net liabilities assumed....................  (335,000)

       Excess of cost over fair value of net assets
       acquired........................................              29,645,000
 (v)   Less: Write off of in process research
             and development...........................               4,700,000
                                                                     ----------
 Intangible assets.....................................          $   24,945,000
                                                                     ----------
 Deferred compensation (134,000 restricted shares at
     $46.66 per share).................................          $    6,252,000
                                                                     ----------

For purposes of the pro forma financial information, the estimated amount of in process research and development of approximately $4.7 million. Because such in-process technologies are not expected to reach the stage of technological feasibility as of the acquisition date and is expected to have no future use this amount shall be immediately written off by the Company and has been reflected in the pro forma balance sheet as a charge to stockholders' equity (deficit).

2) Reflects amortization expense of the excess of cost over fair value of net liabilities assumed in the merger by use of the straight-line method over the estimated period of benefit. Workforce is being amortized over two years. Goodwill is being amortized over four years. The amounts allocated to all intangibles are preliminary, and, therefore the amortization expense is subject to change based on a change in this allocation.

3) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 400,000 of 24/7 Media Inc.'s common stock and 134,000 of restricted shares issued in connection with its acqusition of IMAKE were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for the period.

4) The provision for income taxes has been reversed as the combined losses of the two entities would not result in the need for a tax provision. The deferred tax asset has also been fully reserved based on the Company's uncertainty of realizing the asset in the future.

5) The value of the restricted shares issued is recorded as deferred compensation and amortized over two years, according to the terms of the agreement--40% of the value is amortized in the first year, 60% in the second year.

6) Sales from IMAKE to 24/7 Media and the related costs have been eliminated as these sales are deemed to be intercompany for pro forma purposes.

7) The issuance of 880,000 common shares and 26,000 restricted shares are expected to be distributed based upon the achievement of certain revenue targets, as defined, and have not been included in the purchase price as of the acquisition date due to their contingent nature.

                         IMAKE SOFTWARE MEDIA DIVISIONS

                          Combined Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
IMAKE Software and Services, Inc.:

We have audited the accompanying combined balance sheets of the media divisions of IMAKE Software & Services, Inc. and IMAKE Consulting, Inc. (referred to as "IMAKE Software Media Divisions" or the "Company") as of December 31, 1999 and 1998, and the related combined statements of operations, division equity (deficit), and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of IMAKE Software Media Divisions as of December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ KPMG LLP

McLean, Virginia
March 14, 2000

                         IMAKE SOFTWARE MEDIA DIVISIONS

                             Combined Balance Sheets
                           December 31, 1999 and 1998



                                      ASSETS                                      1999                  1998
                                                                            ------------------   -------------------
Current assets:
    Cash and cash equivalents                                                $      87,070               801,731
    Accounts receivable, net                                                       884,688               786,672
    Deferred tax asset                                                             506,700                    --
    Prepaid and other current assets                                                47,794                55,642
                                                                            ------------------   -------------------
                   Total current assets                                          1,526,252             1,644,045
Property and equipment, net                                                        622,237               603,580
Other assets                                                                           --                 27,339
                                                                            ------------------   -------------------
                   Total assets                                              $   2,148,489             2,274,964
                                                                            ==================   ===================
                    LIABILITIES AND DIVISION EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                         $     262,079                10,913
    Due to stockholders                                                                --                 74,575
    Due to affiliates                                                               40,328                15,000
    Income tax liability                                                           208,000               177,318
    Deferred taxes                                                                      --               281,900
    Deferred revenue                                                             1,716,911                    --
    Deferred rent                                                                   10,106                 7,365
    Accrued liabilities                                                            242,198               101,490
                                                                            ------------------   -------------------
                   Total current liabilities                                     2,479,622               668,561

Non-current deferred taxes                                                           4,000                62,500
                                                                            ------------------   -------------------
                   Total liabilities                                             2,483,622               731,061
                                                                            ------------------   -------------------
   Commitments and contingencies
   Division equity (deficit)                                                      (335,133)            1,543,903
                                                                            ------------------   -------------------
                   Total liabilities and division equity (deficit)     $         2,148,489             2,274,964
                                                                            ==================   ===================



                See accompanying notes to combined financial statements.

                         IMAKE SOFTWARE MEDIA DIVISIONS

                 Combined Statements of Division Equity (Deficit)
                     Years ended December 31, 1999 and 1998



                                                                                          1999               1998
                                                                                    -----------------  -----------------
Revenues                                                                          $    13,848,979          4,481,697
Cost of revenues                                                                        4,842,801          1,627,144
                                                                                    -----------------  ----------------
                   Gross profit                                                         9,006,178          2,854,553
Operating expenses:
    Selling, general and administrative                                                 3,416,790          1,621,937
    Research and development                                                              919,728            942,523
                                                                                   -----------------  -----------------
                   Operating profit                                                     4,669,660            290,093
Interest income, net                                                                       69,270             35,121
                                                                                    -----------------  -----------------
                   Income before provision for income taxes                             4,738,930            325,214
Provision for income taxes                                                              1,849,900            118,343
                                                                                    -----------------  -----------------
                   Net income                                                     $     2,889,030            206,871
                                                                                    =================  =================


See accompanying notes to combined financial statements.

                         IMAKE SOFTWARE MEDIA DIVISIONS

                Combined Statements of Division's Equity (Deficit)
                     Years ended December 31, 1999 and 1998





                                                                                   DIVISION EQUITY
                                                                                       (DEFICIT)
                                                                                   ---------------
Balance at January 1, 1998                                                               1,683,072

    Net income                                                                             206,871
    Distributions                                                                         (346,040)
                                                                                   ---------------
Balance at December 31, 1998                                                             1,543,903
    Net income                                                                           2,889,030
    Current tax liabilities attributable to stockholders (note 2i)                       2,639,618
    Distributions                                                                       (7,407,684)
                                                                                   ---------------
Balance at December 31, 1999                                                              (335,133)
                                                                                   ===============


See accompanying notes to combined financial statements.

                         IMAKE SOFTWARE MEDIA DIVISIONS

                        Combined Statements of Cash Flows
                     Years ended December 31, 1999 and 1998



                                                                                   1999                  1998
                                                                            -------------------  --------------------
Cash flows from operating activities:
    Net income                                                                 $      2,889,030               206,871
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                                 256,856               217,530
          Deferred income taxes                                                        (847,100)              (82,500)
          Loss on disposal of assets                                                    216,240                17,120
          Other                                                                              --                 5,025
          Changes in operating assets and liabilities:
            (Increase) decrease in accounts receivable                               (4,322,262)              287,274
            (Increase) decrease in other prepaids and other
               current assets                                                             7,848               (15,242)
            Increase in other assets                                                     (2,079)               (8,258)
            Increase (decrease) in accounts payable                                     273,856                   198
            Increase (decrease) in accrued liabilities                                  140,708                28,121
            Increase (decrease) in income tax liabilities                             2,670,300               177,318
            Increase (decrease) in deferred revenue                                   1,716,911               (85,050)
            Increase (decrease) in deferred rent                                          2,741                (5,550)
                                                                              ---------------------  --------------------
                  Net cash provided by operating activities                           3,003,049               742,857
                                                                              ---------------------  --------------------
Cash flows from investing activities:
    Capital expenditures                                                               (491,753)             (134,994)
                                                                              ---------------------  --------------------
                  Net cash used in investing activities                                (491,753)             (134,994)
                                                                              ---------------------  --------------------
Cash flows from financing activities:
    Distributions to shareholders                                                    (3,125,507)             (346,040)
    Advances to/from affiliates                                                        (100,450)                   --
    Advances from shareholders                                                               --                27,398
                                                                              ---------------------  --------------------
                  Net cash used in financing activities                              (3,225,957)             (318,642)
                                                                              ---------------------  --------------------
                  Net increase (decrease) in cash and cash
                    equivalents                                                        (714,661)              289,221
Cash and cash equivalents, beginning of the year                                        801,731               512,510
                                                                            -----------------------  --------------------
Cash and cash equivalents, end of the year                                     $         87,070                801,731
                                                                            =======================  ====================

See accompanying notes to combined financial statements.

(1)  BASIS OF PRESENTATION AND BUSINESS DESCRIPTION

     The accompanying combined financial statements reflect the financial position, operating results and cash flows of the media divisions of IMAKE Software & Services, Inc. (IMAKE Software) and IMAKE Consulting, Inc. (IMAKE Consulting), which are referred to herein as "IMAKE Software
     Media Divisions" or the "Company", as of and for the periods presented. These operating divisions are the businesses being acquired by 24/7
     Media, Inc. (24/7) as of January 13, 2000 (note 9).

     IMAKE Software and IMAKE Consulting are related entities that are commonly owned by two individuals. Prior to December 1999, IMAKE Software and IMAKE Consulting were each comprised of two divisions, a media division and a finance division, which served clients in the media and finance industries, respectively. In December 1999, IMAKE Software acquired the media division of IMAKE Consulting. Concurrently IMAKE Consulting acquired the finance division of IMAKE Software. These transactions were recorded at historical cost.

     IMAKE Software was incorporated in February 1994 as a Sub-chapter C Corporation, in the State of Maryland. IMAKE Consulting was incorporated as a Sub-Chapter S Corporation. The Company is in the business of providing custom software development and systems integration to the digital entertainment, internet, cable and telecom industries. The Company is located in Bethesda, Maryland, and substantially all of it's sales are to nationally based concerns in the high technology industries identified above.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  RECOGNITION OF REVENUE

     The Company derives its revenue from software consulting, development and maintenance contracts and accounts for such contracts in accordance with Statement of Position (SOP) 97-2, "Software Revenue Recognition" as amended by SOP 98-4 and SOP 98-9. The Company's software consulting and custom application contracts are generally fixed price or time and materials contracts. The Company's maintenance contracts are usually fixed monthly amounts or time and materials contracts. Revenues under fixed price contracts are recognized on a percentage of completion basis based on labor hours incurred to total estimated contract labor hours. Revenues under time and materials contracts are recognized as the hours are incurred. Fixed monthly maintenance contracts are recognized in the corresponding months.

     Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in estimated profitability are recognized in the period in which the revisions are determined.

(b)  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those used under the percentage-of-completion revenue recognition method. It is at least reasonably possible that the significant estimates used will change within the next year. Actual results could differ from those estimates.

(c)  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

(d)  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of accounts receivable.

     The Company derives substantially all of its revenue from businesses in digital entertainment, internet, cable and telecommunications industries and grants credit to its customers in the normal course of business.
     The accounts receivable balance at December 31, 1999 is due from two customers, the accounts receivable balance at December 31, 1998 was due from five customers.

     Sales to four customers in 1999 and to three customers in 1998, all companies in the high technology industries as identified above, represented 80 percent and 84 percent of total sales for the years ended December 31, 1999 and 1998, respectively.

(e)  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets which is generally a period of five years.

(f)  PRODUCT DEVELOPMENT COSTS

     The Company accounts for product development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. Through December 31, 1999, all development costs have been charged to research and development expense in the accompanying combined statements of operations.

(g)  VALUATION OF LONG-LIVED ASSETS

     The Company accounts for the valuation of long-lived assets under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its estimated fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(h)  RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are charged to expense as incurred.

(i)  INCOME TAXES

     The Company is not a tax paying entity. The accompanying combined financial statements are presented as if the Company were a stand-alone taxpayer for all periods presented. However, the current income tax liability that arose from the operations of the IMAKE Consulting media division remains the responsibility of the IMAKE Consulting stockholders, as IMAKE Consulting is a Sub-Chapter S Corporation. Accordingly this liability, which approximated $2,639,618 as of December 31, 1999, has been shown as an increase in division equity in the combined statements of division equity (deficit).

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)  ALLOCATION OF CERTAIN GENERAL AND ADMINISTRATIVE COSTS

     IMAKE Software Media Divisions shares office space and certain administrative expenses with the Finance divisions of IMAKE Software and IMAKE Consulting. The allocation of these expenses to the Media divisions was based upon management's estimate of the space occupied by the divisions.

(3)  ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following:




                                                        DECEMBER 31,
                                            -------------------------------------
                                                  1999                1998
                                            -----------------   -----------------
     Accounts receivable                     $        884,688             786,672
     Less allowance for doubtful accounts                  --                  --
                                            -----------------   -----------------
                                             $        884,688             786,672
                                            =================   =================


(4)  FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following:



                                                                                          DECEMBER 31,
                                                               ESTIMATED        ---------------------------------
                                                                 LIVES               1999              1998
                                                            -----------------   ---------------   ---------------
     Leasehold improvements                                      5 years        $        13,054            71,201
     Software and computer equipment                           3-5 years                884,729           858,113
     Office furniture and fixtures                              10 years                209,067           291,692
                                                                                ---------------   ---------------
                                                                                      1,106,850         1,221,006

     Accumulated depreciation and amortization                                         (484,613)         (617,426)
                                                                                ---------------   ---------------
                   Furniture and equipment, net                                  $      622,237           603,580
                                                                                ===============   ===============




(5)  DUE TO AFFILIATE

     The amounts due to affiliates are due to IMAKE Consulting, Inc.'s finance division and are unsecured, non-interest bearing, and are due on demand.

(6)  OPERATING LEASES

     The Company leases office space under operating lease agreements expiring December 31, 2000, which were amended during 1999 to include more office space. Rent expense was approximately $236,000 and $133,000 in the years ended December 31, 1999 and 1998, respectively.

     The following is a schedule of future minimum lease payments required under the operating leases as of December 31, 1999:

                   YEAR ENDING DECEMBER 31,

                   2000                                       $        346,000
                                                              ================

     The minimum lease payment represents amounts due for the entirety of the leased space without reduction for amounts to be sublet to the finance divisions.

     Additionally, the leases provide for additional rent to be paid for increases in operating costs and real estate taxes.

(7)  DEFERRED COMPENSATION PLAN

     Effective February 1, 1996, the Company adopted a qualified profit sharing plan with a 401(k) deferred compensation provision. All employee are eligible to participant in the Company's 401(k) plan as long as they are at least 21 years of age. The Company matches 100 percent of the employee contribution up to 1 percent of covered payroll. The contribution expense for the years ended December 31, 1999 was $40,000.

(8) INCOME TAXES

    Deferred income tax liabilities reported on the balance sheet related to the media division of IMAKE Software & Services, Inc. at December 31 consists of the following:

                                                      1999          1998
                                                   ----------    ----------
Deferred tax assets:
    Accounts payable and accrued expenses          $  200,600        46,700
    Deferred revenues                                 669,900            --
    Net operating loss carryforwards                   27,200        27,200
                                                   ----------    ----------
       Total deferred tax assets                   $  897,700        73,900
                                                   ----------    ----------
Deferred tax liabilities:
    Accounts receivable                            $ (345,200)     (306,900)
    Prepaids and other assets                         (18,600)      (32,300)
    Fixed assets                                      (31,200)      (79,100)
                                                   ----------    ----------
       Total deferred tax liabilities              $ (395,000)     (418,300)
                                                   ----------    ----------
       Net deferred income tax asset (liabilities)    502,700      (344,400)
                                                   ==========    ==========

The provision for income taxes consists of:
    Current taxes
       Federal                                     $2,171,700       161,720
       State                                          525,300        39,123
                                                   ----------    ----------
            Total current tax expense               2,697,000       200,843
                                                   ----------    ----------

    Deferred taxes
       Federal                                     $ (682,100)      (66,400)
       State                                         (165,000)      (16,100)
                                                   ----------    ----------
            Total deferred tax expense (benefit)     (847,100)      (82,500)
                                                   ----------    ----------
            Total tax expense                      $1,849,900       118,343
                                                   ==========    ==========

    The total tax expense differs from the expense which would be expected based upon the pre-tax income at the Federal statutory rate of 34% due to the impact of state income taxes. Permanent differences between income as reported in the financial statements and taxable income were not significant.

    The Company is a cash basis taxpayer. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(9) ACQUISITION BY 24/7 MEDIA AND DISTRIBUTION TO STOCKHOLDERS

    Effective January 13, 2000, 24/7 Media, Inc. acquired the IMAKE Software Media Divisions through a stock acquisition of IMAKE Software & Services Inc., in exchange for approximately 1.3 million shares of 24/7 Media, Inc. common stock. The total consideration includes amounts which are dependent upon future operating results. The Company generated revenues of $6,085,844 and $0 from 24/7 for the years ended December 31, 1999 and 1998 respectively. There were no outstanding accounts receivable with 24/7 as of December 31, 1999. Effective December 31, 1999, in contemplation of the acquisition certain assets and liabilities, which were retained by the stockholders as part of the merger agreement, were distributed to the stockholders as follows:

    Cash                                  $3,120,743
    Accounts receivables                   4,224,246
    Other assets                              29,418
    Due to/from affiliates                    51,203
    Prepaids and other current assets          7,400
    Other liabilities                        (25,326)
                                          ----------
    Total distribution, net               $7,407,684
                                          ==========

(10) STOCK COMPENSATION PLAN

    On January 13, 2000, the board of directors of the Company authorized the adoption of the 1999 Stock Option Plan (the "Stock Plan"), which provides for the grant of incentive stock options, restricted stock awards, and stock appreciation rights. On January 13, 2000 the Company awarded 297,000 stock options to its employees at an exercise price of $45.9375. Under the terms of the merger agreement these options will be assumed under 24/7 Media Inc.'s 1998 Stock Incentive Plan.


                                       2